Exhibit 10.1

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (the “Agreement”) is made effective as of August 1, 2025, by and between LiquidValue Development Inc., a Nevada corporation with its principal office at 4800 Montgomery Lane, Suite 210, Bethesda, MD 20814 (“Transferor”) and Alset Real Estate Holdings Inc., a Nevada company with its registered address at its registered address at 4800 Montgomery Lane, Suite 210, Bethesda, MD 20814 (“Transferee”).

W I T N E S S E T H:

WHEREAS, Transferor owns all of the 5,000 issued and outstanding common stock of Alset EHome Inc., a Delaware company (the “EHome Shares”);

WHEREAS, Transferor owns all of the issued and outstanding stock of Transferee;

WHEREAS, Transferor and Transferee desire to enter into this Agreement pursuant to which Transferor will convey to Transferee the EHome Shares in exchange for 704,043,224 shares of the stock of Transferee, on the terms and subject to the conditions set forth in this Agreement (the “Contribution”);

WHEREAS, the Transferor and Transferee intend that the Contribution qualify as a tax-free transaction pursuant to Section 351 of the Internal Revenue Code of 1986, as amended; and

WHEREAS, the parties wish to set forth their agreement in writing in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual provisions and covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Contribution. On the terms and subject to the conditions set forth in this Agreement, Transferor hereby contributes, transfers, assigns, conveys and delivers to Transferee, and Transferee does hereby acquire and accept from Transferor, all of Transferor’s right, title and interest in the EHome Shares.

2. Consideration. As consideration for the Contribution of the EHome Shares, Transferee agrees to issue 704,043,224 shares of the Transferee’s stock to the Transferor. Upon the completion of this issuance, the Transferor will own 704,043,324 shares of the Transferee’s common stock, representing all of the Transferee’s issued and outstanding common stock.

3. Representations and Warranties of the Transferor.

(a) Organization of Transferor. Transferor is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

(b) Authority. Transferor has all requisite power and authority to execute and deliver this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. Transferor has obtained all necessary corporate approvals for the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Transferor and (assuming due authorization, execution and delivery by Transferee) shall constitute Transferor’s legal, valid and binding obligation, enforceable against it in accordance with its terms.

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(c) Ownership and Transfer of EHome Shares. Transferor has valid, good and marketable title to the EHome Shares. Transferor has the unrestricted right to contribute, sell, transfer, assign, convey and deliver to Transferee all right, title and interest in and to the EHome Shares.

4. Representations and Warranties of the Transferee.

(a) Organization of Transferee. Transferee is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

(b) Authority. Transferee has all requisite power and authority to execute and deliver this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. Transferee has obtained all necessary corporate approvals for the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Transferee and (assuming due authorization, execution and delivery by Transferor) shall constitute Transferee’s legal, valid and binding obligation, enforceable against it in accordance with its terms.

(c) Tax Treatment. Transferee represents and warrants to Transferor that (i) it is not an investment company within the meaning of Section 351(e)(1) of the Internal Revenue Code of 1986, as amended; and (ii) immediately following the transactions contemplated by this Agreement, the EHome Shares shall remain under control of Transferor within the meaning of Sections 351(a) and 368(b) of the Internal Revenue Code of 1986, as amended.

5. Further Assurances. Transferor and Transferee agree to execute any and all documents and instruments of transfer, assignment or assumption and to perform such other acts as may be necessary to further the purposes of this Agreement and the transactions contemplated by this Agreement.

6. Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, representations and warranties and agreements, both written and oral, with respect to such subject matter.

7. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

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9. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

10. Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

11. Governing Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the State of Maryland without giving effect to conflicts of law principles.

12. Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when personally delivered or two days following the day when deposited with an overnight courier service for delivery to the intended addressee at the addresses set forth at the beginning of the Agreement. Any person may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first above written.

TRANSFEROR:

LIQUIDVALUE DEVELOPMENT INC., a Nevada corporation

By:	/s/ Rongguo Wei
Name:	Rongguo Wei
Title:	Co-Chief Financial Officer

TRANSFEREE:

ALSET REAL ESTATE HOLDINGS INC., a Nevada corporation

By:	/s/ Heng Fai Ambrose Chan
Name:	Heng Fai Ambrose Chan
Title:	Executive Chairman

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